Exhibit 5.2
ROBINSON BRADSHAW & HINSON
February 4, 2010
Cabarrus Plastics, Inc.
c/o Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
          We are issuing this opinion letter in our capacity as North Carolina counsel to Cabarrus Plastics, Inc., a North Carolina corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2009 under the Securities Act of 1933, as amended (the “Securities Act”), by Commercial Vehicle Group, Inc. (the “Company”), the Guarantor and certain other subsidiaries of the Company that are included in the Registration Statement as co-registrants (together with the Guarantor, the “Subsidiary Guarantors”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (i) debt securities of the Company (the “Debt Securities”) and (ii) guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees” and together with the Debt Securities, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount not to exceed $200,000,000 or such larger amount as may be permitted to be registered pursuant to Rule 462(b) of the Rules.
          Senior Debt Securities will be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company, a trustee named therein (the “Trustee”) and, if applicable, one or more subsidiaries of the Company, as guarantors. Subordinated Debt Securities will be issued pursuant to a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company, the Trustee and, if applicable, one or more subsidiaries of the Company, as guarantors. Each of the Indentures shall be substantially in the forms attached as Exhibits 4.7 and 4.8, respectively, to the Registration Statement. Any Guarantee of one or more series of Debt Securities will be issued pursuant to a supplement to, or separate provision in, the Indentures (each a “Guarantee Supplement”), as applicable, pursuant to which the corresponding Debt Securities are issued.

Attorneys at Law
101 North Tryon St., Suite 1900, Charlotte, NC 28246
Charlotte, NC     Chapel Hill, NC     Rock Hill, SC
www.rbh.com

ROBINSON BRADSHAW & HINSON
Cabarrus Plastics, Inc.
February 4, 2010

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the articles of incorporation of the Guarantor on file with, and certified by, the North Carolina Secretary of State as of February 4, 2010; (ii) a certificate of existence for the Guarantor, issued by the North Carolina Secretary of State as of February 4, 2010; (iii) amended and restated bylaws of the Guarantor; (iv) written consent resolutions of the board of directors of the Guarantor, dated November 2, 2009, pertaining to, among other things, the Registration Statement and the Indentures (the “Written Consent”); and (v) the Registration Statement and the applicable exhibits thereto. We have also reviewed originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”): (a) the Form of Senior Indenture attached to the Registration Statement as Exhibit 4.7 and (b) the Form of Subordinated Indenture attached to the Registration Statement as Exhibit 4.8.
          For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the authenticity of the originals of all documents submitted to us as copies; (iv) the legal capacity of all natural persons; (v) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered; (vi) the authority of such persons signing on behalf of the parties thereto other than the Guarantor; (vii) the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor and the validity, binding effect and enforceability thereof in accordance with their terms of all such documents against all parties thereto other than the Guarantor; and (viii) that there have otherwise been no amendments, modifications or changes to the versions of the documents submitted to us for review. As to any facts material to the opinions expressed herein, we have made no independent investigation or verification thereof, and have relied upon and assumed the truthfulness of statements and representations in the documents presented to us for review and of officers and other representatives of the Company, the Guarantor and others.
          We have also assumed that, at the time of the issuance and delivery of each of any Securities and at the time of issuance, delivery and execution of the instrument evidencing the same: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet (each a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the appropriate Indenture; (v) the Company and all Subsidiary Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any

ROBINSON BRADSHAW & HINSON
Cabarrus Plastics, Inc.
February 4, 2010

other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Indentures (other than in the State of North Carolina with respect to the Guarantor); and (vi) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto.
          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
1.	The Guarantor is a corporation validly existing and in good standing under the laws of the State of North Carolina.

2.	The Guarantor has the corporate power and authority to execute and deliver, and perform its obligations under, one or more indentures in the form of the Documents, including any Guarantees or any Guarantee Supplement issued thereunder by the Guarantor.

3.	No consent, waiver, approval, authorization or order of any court or governmental authority of the State of North Carolina is required in connection with the execution and delivery of one or more indentures in the form of the Documents or any Guarantees or any Guarantee Supplement issued thereunder by the Guarantor, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

4.	The execution and delivery of one or more indentures in the form of the Documents by the Guarantor and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation or bylaws of the Guarantor or (ii) any state or governmental rule or regulation of the State of North Carolina.
          Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) the validity or enforceability of any provisions contained in the Indentures that relate to the recovery of, or reimbursement or indemnification for, attorney’s fees or that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (v) any law except the laws of the State of North

ROBINSON BRADSHAW & HINSON
Cabarrus Plastics, Inc.
February 4, 2010

Carolina and the North Carolina case law decided thereunder that a lawyer in the State of North Carolina exercising reasonable professional diligence would recognize as being directly applicable to the transactions governed by the Indentures and any Guarantees; and (vi) any “Blue Sky” laws or regulations.
          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present laws of the State of North Carolina be changed by legislative action, judicial decision or otherwise.
          This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, dated the date hereof and filed with the Registration Statement, to the same extent as if it were an addressee hereof.
          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely, /s/ Robinson, Bradshaw & Hinson, P.A. ROBINSON, BRADSHAW & HINSON, P.A.